Exhibit 3.1

ORBITAL ATK, INC.

Incorporated under the Laws of the State of Delaware
May 2, 1990

BYLAWS
As Amended and Restated Effective May 3, 2016

AMENDED AND RESTATED BYLAWS
OF
ORBITAL ATK, INC.
(hereinafter called the “Corporation”)

i

ii

Section 6.	Nonexclusivity of Indemnification and Advancement of Expenses	14
Section 7.	Insurance	14
Section 8.	Definition
Section 9.	Survival of Indemnification and Advancement of Expenses	14
Section 10.	Limitation on Indemnification	14

ARTICLE VIII MISCELLANEOUS		15
Section 1.	Amendments; Generally	15
Section 2.	Entire Board of Directors	15

iii

ARTICLE I
OFFICES
Section 1.    Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until a different office is established by resolution of the Board of Directors and a certificate certifying the change is filed in the manner provided by the Delaware General Corporation Law (the “DGCL”).
Section 2.    Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II
MEETINGS AND ACTIONS OF STOCKHOLDERS
Section 1.    Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt from time to time.
Section 2.    Annual Meetings.  Annual meetings of stockholders shall be held on such date and at such time, as shall be designated from time to time by the Board of Directors, for the purpose of electing the directors of the Corporation and transacting business as may be properly brought before the meeting.  The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 3.    Notice of Stockholder Proposals of Business.
(a)    No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Bylaw.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders.  However, in the event that the annual meeting is called for a date that is not within 30 calendar days before or 70 calendar days after the first anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so received not later than the later of (I) the latest date specified in the preceding sentence or (II) the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made.  In no event will the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(b)    To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and address of such stockholder, as they appear on the Corporation’s books, and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner as of the date of the notice and the stockholder’s agreement to notify the Corporation in writing 5 business days after the record date for the meeting of the number of shares of each class or series which are owned beneficially or of record by such stockholder and such beneficial owner, (iv) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholder’s notice by or on behalf of such stockholder or such beneficial owner or any affiliate or associate of such stockholder or beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner or any affiliate or associate of such stockholder or such beneficial owner with respect to shares of stock of the Corporation and the stockholder’s agreement to notify the Corporation in writing 5 business days after the record date of any such agreement, arrangement or understanding in effect as of the record date, (v) a description of any agreement, arrangement or understanding between or among such stockholder or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the Corporation in writing 5 business days after the record date of any such agreement, arrangement or understanding in effect as of the record date, (vi) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of such stockholder or such beneficial owner or any affiliate of, associate of or others acting in concert with, such stockholder or such beneficial owner in such business and the stockholder’s agreement to notify the Corporation in writing 5 business days after the record date of any such material interest as of the record date, (vii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (viii) a representation as to whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve such business and/or otherwise to solicit proxies from stockholders in support of such business.
(c)    If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman may declare to the meeting that the business was not properly brought before the meeting and such business will not be transacted.  Notwithstanding the foregoing provisions of this Section 3 of Article II, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business may, upon the decision of the chairman of the annual meeting, not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 3 of Article II, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
Section 4.    Special Meetings.  Unless otherwise provided by law or by the Certificate of Incorporation, a special meeting of stockholders, for any purpose or purposes, may be called at any time only by the Board of Directors or by the Chairman of the Board or the Chief Executive Officer with the concurrence of a majority of the Board of Directors, but such special meetings may not be called by any other person or persons.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.
Section 5.    Notice of Meetings.
(a)    Except as provided by law or by the Certificate of Incorporation, written notice of each meeting of the stockholders, whether annual or special, shall be sent or otherwise given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder of record of the Corporation entitled to vote at such meeting.  Except as provided by law, no publication of any notice of a meeting of stockholders shall be required.  Every notice of a meeting of stockholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Except as otherwise required by law, notice of any adjourned meeting of stockholders shall not be required to be given if the time and place, if any, thereof, and the means of remote communications, if any, are announced at the meeting which is adjourned. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(b)    Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
Section 6.    Quorum.  At all meetings of the stockholders, except as otherwise provided by law or by the Certificate of Incorporation, stockholders present, in person or represented by proxy, holding of record a majority in voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business.  In the absence of a quorum at any meeting or any adjournment thereof, the person presiding over the meeting or a majority in voting interest of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.  The absence from any meeting of stockholders holding the number of shares of stock of the Corporation required by law or by the Certificate of Incorporation or by these Bylaws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if there shall be present at the meeting, in person or by proxy, stockholders holding the number of shares of stock of the Corporation required for action upon such other matter or matters.  If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Where a separate vote by a class or classes of stock or series thereof is required, stockholders of such a class or classes of stock or series thereof present, in person or represented by proxy, holding of record a majority in voting power of the issued and outstanding shares of a such class or classes of stock or series thereof shall constitute a quorum entitled to take action with respect to that vote on that matter.
Section 7.    Voting.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws (including Article III, Section 2 and Article VIII, Section 1), any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the capital stock represented and entitled to vote thereon.  Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote at the meeting held by such stockholder.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 8.    List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal place of business.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 9.    Stock Ledger.  Except as otherwise provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 10.    Conduct of Meeting.  Unless otherwise provided by the Board of Directors, the Chairman of the Board shall act as chairman; and the Secretary or, in his or her absence, an Assistant Secretary or, in the absence of the Secretary and Assistant Secretaries of the Corporation, any person whom the chairman of the meeting shall appoint shall act as secretary of the meeting.  The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limiting the possession or use of video or audio recording equipment, limitations on attendance of and participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Except to the extent inconsistent with any rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting.
Section 11.    Meetings by Remote Communications.  If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings and (c) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 12.    Inspectors of Election.  The Corporation, in advance of each meeting of stockholders may, and, if required by law, shall, appoint one or more inspectors of election to act at the meeting and make a written report.  The Corporation may designate one or more persons as alternate inspectors to replace an inspector who fails to act and, if no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors of election to act at the meeting.
Section 13.    Written Consents.
(a)    Any action that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 13 of Article II to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation.

(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 13(b) of Article II). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 13(b) of Article II or otherwise within 10 days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such 10 day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 13(b) of Article II, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(c)    In the event of the delivery, in the manner provided by this Section 13 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 13 of Article II and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 13(c) of Article II shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
ARTICLE III
DIRECTORS
Section 1.    Number.  The number and method of election of directors shall be determined in accordance with Article FIFTH of the Certificate of Incorporation.  Directors need not be stockholders.
Section 2.    Election of Directors.  Except as otherwise provided by these Bylaws or as otherwise required by law or by the Certificate of Incorporation, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if, as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected as determined by the Board of Directors (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast.  For purposes of this Section 2 of Article III, a “majority of votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election.  Abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” a director’s election.  If directors are to be elected by a plurality of votes cast, stockholders shall not be permitted to vote “against” a nominee.
If an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, such incumbent director shall submit his or her resignation to the Board of Directors within 10 calendar days of the date of the certification of the election results. The Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director.  The

Board of Directors shall act on the resignation, taking into account the committee’s recommendation, no later than 120 days following the certification of the results and publicly disclose thereafter its decision and, if such resignation is rejected, the reasons for rejecting it.  The committee in making its recommendation, and the Board of Directors in making its decision, each may consider any factors and other information that they consider appropriate and relevant.  The director who has tendered his or her resignation shall not participate in the committee’s or the Board of Directors’ decision.
If the Board of Directors accepts a director’s resignation pursuant to this Section 2 of Article III, or if a nominee for director who is not an incumbent director is not elected, then the Board of Directors may fill the resulting vacancy pursuant to Section 4 of Article III of these Bylaws.
Section 3.    Notice of Stockholder Nominations of Directors.
(a)    Only persons who are nominated in accordance with the following procedures will be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Bylaw.  In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.  To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders.  However, in the event that the annual meeting is called for a date that is not within 30 calendar days before or 70 calendar days after the first anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so received not later than the later of (I) the latest date specified in the preceding sentence or (II) the close of business on the tenth calendar day following the day on which public disclosure of the date of the annual meeting was made.  In no event will the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(b)    To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by the person, (D) a description of all material financial agreements arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominees, on the other hand, and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner as of the date of the notice and the stockholder’s agreement to notify the Corporation in writing 5 business days after the record date for the meeting of the number of shares of each class or series which are owned beneficially or of record by such stockholder and such beneficial owner, (C) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that have been entered into as of the date of the stockholder’s notice by or on behalf of such stockholder or such beneficial owner or any affiliate or associate of such stockholder or beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner or any affiliate or associate of such stockholder or such beneficial owner with respect to shares of stock of the Corporation and the stockholder’s agreement to notify the Corporation in writing 5 business days after the record date of any such agreement, arrangement or understanding in effect as of the record date, (D) a description of any agreement, arrangement or understanding between or among such stockholder or such beneficial owner and any other person or persons (including their names) in connection with the nomination including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the Corporation in writing 5 business days after the record date of any such agreement, arrangement or understanding in effect as of the record date, (E) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) of such stockholder or such beneficial owner or any affiliate of, associate of or others acting in concert with, such stockholder or such beneficial owner in such nomination and the stockholder’s agreement to notify the Corporation in writing 5 business days after the record date of any such material interest as of the record date, (F) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice, (G) a representation as to whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of the nomination and (H) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.
(c)    If the chairman of an annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman may declare to the meeting that the nomination was defective and such defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Section 3 of Article III, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination for election as a director, such nomination may, upon the decision of the chairman of the annual meeting, be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 3 of Article III, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(d)    Notwithstanding anything in this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Bylaw will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public disclosure is first made by the Corporation.
Section 4.    Vacancies.  Except as otherwise provided by law, any vacancy in the Board of Directors (whether because of death, resignation, removal or any other cause) or newly created directorship may be filled solely by a majority of the directors then in office, though less than a quorum; and each director so chosen shall hold office until the next annual election and until his or her successor shall be duly elected and qualified, unless sooner displaced.
Section 5.    Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, or one-third or more of the directors then in office.  Notice thereof stating the place, date and hour of the meeting shall be given to each director as provided in Section 6 of this Article III.  Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present at the meeting or if notice thereof shall be waived either before or after such meeting in writing by all absentees therefrom provided a quorum be present.  Notice of any adjourned meeting need not be given.

Section 6.    Manner of Giving Notice.  Notice of the time and place of meetings of the Board of Directors of the Corporation, if required, shall be:
(a)    delivered personally by hand, by courier or by telephone;
(b)    sent by United States first-class mail, postage prepaid; or
(c)    sent by facsimile, electronic mail or other electronic transmission, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone or (ii) sent by facsimile, electronic mail or other electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting.  If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting.  Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director.  The notice need not specify the place of the meeting if the meeting is to be held at the Corporation’s principal executive office.
Section 7.    Quorum; Action.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, one-third of the entire Board of Directors shall constitute a quorum for the transaction of business and, except as specified in Sections 4 and 11 of this Article III, Section 4 of Article II, and Section 3 of Article VII of these Bylaws and, except as otherwise provided by law, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 8.    Organization.  At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in his or her absence, the Chief Executive Officer, if a director, or, in his or her absence, a Vice Chair or, in the absence of all of such officers, a chairman chosen by a majority of the directors present shall preside.  The Secretary of the Corporation or, in his or her absence, any Assistant Secretary or, in the absence of both the Secretary and any Assistant Secretary, any person whom the Chairman of the Board shall appoint shall act as secretary of the meeting.
Section 9.    Action Without Meeting.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. The writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or such committee.
Section 10.    Meetings by Means of Conference Telephone or Similar Communications.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.
Section 11.    Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  A majority of those entitled to vote at any meeting of any committee shall constitute a quorum for the transaction of business at that meeting.  Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Each committee shall keep regular minutes and report to the Board of Directors when required. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, or in the case of the Markets & Technology Committee, of the Board, and delegate to a subcommittee any or all of the powers and authority of the committee.
Section 12.    Compensation.  The Board of Directors shall have the authority to fix the compensation of directors and to reimburse directors for expenses of attendance at meetings.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 13.    Resignation and Removal.  Any director may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board and the General Counsel of the Corporation.  Any such resignation shall take effect at the time or upon the conditions specified in the notice of resignation or, if no time or conditions are specified, immediately upon receipt of the notice.  Unless otherwise specified in the notice of resignation or with respect to a notice submitted pursuant to Article III, Section 2, acceptance of the resignation shall not be necessary to make it effective.  Subject to the rights of any holders of any class or series of capital stock then outstanding and except as otherwise set forth in the Certificate of Incorporation, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of the shares of capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class.
ARTICLE IV
OFFICERS
Section 1.    General.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary.  The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors and one or more Vice Chairs of the Board of Directors from among their members, and a Treasurer and Chief Executive Officer, and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers, including a Chief Operating Officer, Chief Financial Officer and General Counsel. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation.
Section 2.    Term of Office.  The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier death, resignation or removal.  Any officer may resign at any time by delivering his or her resignation in writing or by electronic transmission to the Corporation or to the Chief Executive Officer or Secretary of the Corporation.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.  Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.
Section 3.    Chairman of the Board of Directors.  The Chairman of the Board of Directors shall preside, if present, at all meetings of the Board of Directors.  Except where by law the signature of the Chief Executive Officer is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer to sign all documents of the Corporation which the Chief Executive Officer may be authorized to sign by these Bylaws or by the Board of Directors.  The Chairman of the Board of Directors shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their notice.  During the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer unless the Board of Directors shall designate another officer to exercise such powers and discharge such duties.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be prescribed by these Bylaws or by the Board of Directors.
Section 4.    Vice Chairs of the Board of Directors.  The Vice Chairs of the Board of Directors, if any, shall perform such duties and may exercise such powers as from time to time may be prescribed by the Board of Directors.

Section 5.    Chief Executive Officer. The Chief Executive Officer of the Corporation shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, for the general management and administration of the business and affairs of the Corporation, and for the supervision of other officers, subject to the authority of the Board of Directors, and shall exercise the duties and have the powers usually pertaining to the office held by the Chief Executive Officer of a corporation.
Section 6.    President.  The President shall have full responsibility and authority for management of the Corporation, subject to the authority of the Board of Directors and the Chief Executive Officer, and shall exercise the duties and have the powers usually pertaining to the office held by the President of a corporation.
Section 7.    Chief Financial Officer. The Chief Financial Officer shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of account of the business transactions of the Corporation.  The Chief Financial Officer shall make proper accounts of such funds, and render as required by the Board of Directors such account of all such transactions and of the financial condition of the Corporation.  The books of all accounts shall at all reasonable times be open to inspection by any director.  The Chief Financial Officer shall be empowered, from time to time, to require from the officers or agents of the Corporation, reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation, and shall exercise the duties and have the powers usually pertaining to the office held by the Chief Financial Officer of a corporation.
Section 8.    Chief Operating Officer. The Chief Operating Officer shall have full responsibility and authority for management of the day-to-day operations of the Corporation, subject to the authority of the Board of Directors and the Chief Executive Officer, and shall exercise the duties and have the powers usually pertaining to the office held by the Chief Operating Officer of a corporation.
Section 9.    General Counsel. The General Counsel shall advise the Corporation on legal matters affecting the Corporation and its activities and shall supervise and direct the handling of all such legal matters.
Section 10.    Executive Vice President, Senior Vice President, Vice President.  Any Executive Vice President, Senior Vice President or Vice President shall have such duties and powers as shall be determined by the Board of Directors or the Chief Executive Officer.
Section 11.    Secretary and Assistant Secretary.  The Secretary shall:
(a)    Attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings at the meetings in a book or books to be kept for that purpose and, at the request of the Board of Directors, perform like duties for the standing committees of the Board;
(b)    Give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors in accordance with the provisions of these Bylaws or as required by law;
(c)    Be custodian of the corporate seal of the Corporation;
(d)    Keep or cause to be kept a register of the mailing address of each stockholder furnished by such stockholder;
(e)    Have general charge of the stock certificate books and related books and records of the Corporation and see that the books, reports, statements, certificates and all other documents and records incident to the office of Secretary and required by law are properly kept and filed; and
(f)    In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.
Any Assistant Secretary shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary.

Section 12.    Treasurer and Assistant Treasurer.  The Treasurer (or if there is none, the Chief Financial Officer) shall:
(a)    Have charge and custody of, and be responsible for, all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors or in accordance with corporate policy approved by the Board of Directors; and
(b)    In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.
Any Assistant Treasurer shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer.
Section 13.    Other Officers.  The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws or as shall be determined from time to time by the Board of Directors or the Chief Executive Officer.
Section 14.    Other Positions.  The Chief Executive Officer may authorize the use of titles, including the titles of Chairman, President and Vice President, by individuals who hold management positions with the business groups, divisions or other operational units of the Corporation, but who are not and shall not be deemed officers of the Corporation.  Individuals in such positions shall hold such titles at the discretion of the appointing officer, who shall be the Chief Executive Officer or any officer to whom the Chief Executive Officer delegates such appointing authority, and shall have such powers and perform such duties as such appointing officer may from time to time determine.
ARTICLE V
STOCK
Section 1.    Form of Certificates.  The shares of the Corporation shall be represented by certificates or shall be uncertificated shares, as provided by the DGCL.
Section 2.    Signatures.  Where a certificate is signed by a manual or facsimile signature of (a) a transfer agent other than the Corporation or its employee or (b) a registrar other than the Corporation or its employee, any other signature and the seal on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 3.    Records of Certificates.  A record shall be kept of the name of the person, firm, corporation or other entity of record holding the stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4 of this Article V.
Section 4.    Lost, Stolen or Destroyed Certificates; Issuance of New Certificates or Uncertificated Shares.  The Corporation may issue a new stock certificate or uncertificated shares in place of any certificate previously issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation or its transfer agent and registrar may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give it or them a bond sufficient to indemnify the Corporation and any transfer agent and registrar against any claim made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.    Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation (a) upon presentation of the certificate by the registered holder or by a duly authorized attorney, or upon  presentation of proper evidence of authority to transfer the stock, and upon surrender of the appropriate certificate or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or a person presenting proper evidence of authority to transfer the stock.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
Section 6.    Transfer Agent and Registrar.  The Board of Directors may appoint one or more transfer agents and one or more registrars and, from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.
Section 7.    Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock to receive dividends, and to vote as such owner, and to exercise all the rights and powers of an owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VI
GENERAL PROVISIONS
Section 1.    Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and the DGCL, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property or business of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2.    Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 3.    Corporate Seal.  The corporate seal shall be in such form as the Board of Directors shall approve.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
Section 4.    Definition; Exchange Act Compliance.
(a)    For purposes of Article II, Section 3 and Article III, Section 3 of these Bylaws, “public disclosure” means disclosure in (i) a news release disseminated through a national news service or another method, or combination of methods, that is reasonably designed to provide broad, non-exclusionary distribution to the public or (ii) in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
(b)    Notwithstanding the provisions of Article II, Section 3 and Article III, Section 3 of these Bylaws, a stockholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in those provisions.
(c)    Nothing in Article II, Section 3 and Article III, Section 3 of these Bylaws will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy materials in accordance with Rule 14a-8 under the Exchange Act.
Section 5.    Reliance on Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 6.    Execution of Documents.  The Chief Executive Officer, or any other officer, employee or agent of the Corporation designated by the Board of Directors or designated in accordance with corporate policy approved by the Board of Directors, shall have power to execute and deliver proxies, stock powers, deeds, leases, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by the Chief Executive Officer or to the extent provided in such corporate policy by written instrument to other officers, employees or agents of the Corporation.
Section 7.    Forum Selection Bylaw. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7 of Article VI.
ARTICLE VII
INDEMNIFICATION
Section 1.    Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Section 2.    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or while a director or officers of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.    Authorization of Indemnification.  Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VII, as the case may be.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.  To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
Section 4.    Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a (present or former) director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII.
Section 5.    Claims. If a claim for indemnification under this Article VII (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the director or officer entitled to indemnification, or if a claim for any advancement of expenses under this Article VII is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the director or officer shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the director or officer shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the director or officer is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 6.    Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VII shall be made to the fullest extent permitted by law.  The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
Section 7.    Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or while serving as a director or officer, is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VII.
Section 8.    Definition.  For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
Section 9.    Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 10.    Limitation on Indemnification.  Notwithstanding anything contained in this Article VII to the contrary, (except for proceedings to enforce rights to indemnification to the extent that the director or officer of the Corporation has been successful on the merits or otherwise in the defense of such proceeding), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to in the specific case by the Board of Directors.

ARTICLE VIII
MISCELLANEOUS
Section 1.    Amendments; Generally.  These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either (a) the holders of a majority of the outstanding capital stock entitled to vote thereon or (b) by a majority of the entire Board of Directors.
Section 2.    Entire Board of Directors. As used in these Bylaws, the term “entire Board of Directors” means the total number of directors (as determined in accordance with Article III) that the Corporation would have if there were no vacancies.